EXHIBIT 23

                    [LETTERHEAD OF MARR, MILLER & MYERS, PSC]




                   CONSENT FOR INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-KSB, into the Registration Statement on Form S-8 of Cumberland Mountain Bancshares, Inc.




/s/ Marr, Miller & Myers, PSC

MARR, MILLER & MYERS, PSC

Corbin, Kentucky
September 22, 2000